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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 14, 2001 relating to the financial statements and financial statement schedule, which appears in PPT Vision, Inc's Annual Report on Form 10-K for the year ended October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS
PRICEWATERHOUSECOOPERS
March 8, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS